Annual Meeting of Shareholders May 28, 2019 Exhibit 99.1

Forward-Looking Statements This presentation includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These statements include, among others, statements regarding our strategy, goals and expectations; evaluations of future interest rate trends and liquidity; expectations as to growth in assets, deposits and results of operations, future operations, market position and financial position; and prospects, plans and objectives of management. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the control of the Bank. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors referenced under the section captioned “Risk Factors” in our Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed with the SEC; adverse conditions in the capital and debt markets and the impact of such conditions on our business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which we operate, including changes that adversely affect borrowers’ ability to service and repay our loans; changes in the value of securities in our investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that intangible assets recorded in our financial statements will become impaired; demand for loans in our market area; our ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that we may not be successful in the implementation of our business strategy; and changes in assumptions used in making such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Financial Highlights Increased total assets by 15.5% Increased loan portfolio by 20.8% Increased net interest income by 11.8% Completed successful re-branding to Envision Bank Expanded our residential loan origination capabilities throughout Massachusetts by hiring 24 experienced loan originators and opening four new loan production offices Streamlined our residential loan origination operations by consolidating personnel in a single location Opened new branch in Braintree Operational Highlights 2018 in Review Expanded Footprint Throughout Massachusetts Branches (5) Loan Production Offices (10) Operations Centers (2)

Loan Driven Growth Total Assets *Excludes loans held for sale. Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year.

Strong Asset Quality Disciplined adherence to credit standards Favorable credit trends 121.1% ALLL to non-performing loans at 12/31/18 Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year.

Loans Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year.

Deposits Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year.

Net Interest Income Growth Net Interest Margin (1) 2018 3.10% 2017 3.22% 2016 3.11% 2015 3.21% 2014 3.28% Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year. (1) Presented on a tax equivalent basis

Residential Mortgage Loan Production (1) First Eastern Bancshares Corporation acquired on July 1, 2016 Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year. (1)

Gain on Loan Origination and Sale Activities, Net Financial data is presented for Randolph Bancorp, Inc.’s Fiscal Year Ended December 31 for each respective year.

Selected Income Statement Items (1) $ in thousands 2018 2017 $ Change % Change Net Interest Income $ 16,696 $ 14,830 $ 1,866 12.6% Provision for Loan Losses 762 540 222 41.1% Gain on Loan Origination and Sale Activities, Net 7,539 9,151 (1,612) -17.6% Other Non-Interest Income 3,578 3,812 (234) -6.1% Non-Interest Expenses 30,704 28,697 2,007 7% Pre-tax Loss $ (3,653) $ (1,444) $ (2,209) -153% Taxes 31 (443) (474) NA Net Loss $ (3,684) $ (1,001) $ (2,683) -268% (1) Table excludes non-recurring items as follows (in thousands): 2018 2017 Gain on Sale of Buildings $ 2,476 $ - Gain on Insurance Recovery 90 - Restructuring Charges (968) (594) Merger and Integration Costs - (531) $ 1,598 $ (1,125)

First Quarter 2019 Highlights $ in thousands Q1 2019 Q1 2018 $ Change % Change Total Assets $ 614,348 $ 533,536 $ 80,812 15.1% Total Loans (Portfolio) 481,173 407,309 73,864 18.1% Total Loans Held For Sale 41,858 22,090 19,760 89.5% Total Deposits 443,821 395,592 48,229 12.2% Total Borrowings 83,642 50,900 32,722 64.3% Net Interest Income $ 4,378 $ 3,982 $ 396 9.9% Provision for Loan Losses - 95 (95) NA Gain on Loan Origination and Sale Activities 2,588 1,547 1,041 67.3% Other Non-Interest Income 825 861 (36) -4.2% Non-Interest Expenses 7,878 6,998 880 12.6 Pre-Tax Loss (87) (703) (616) -87.6% Taxes (36) 4 (40) NA Net Loss $ (51) $ (707) $ (656) -92.8%

Strategies to Build Franchise Value   Grow Core Deposits Increase commercial and municipal accounts using business development officers Increase checking and savings accounts through implementation of a proven account acquisition program in collaboration with a nationally recognized organization Expand on-line account openings to additional markets Explore opening de novo branch in 2020 Continue to improve operating leverage in Community Banking Leveraging since completion of IPO has resulted in Tier 1 capital ratio decreasing from 17.1% at September 2016 to 13.2% at March 2019 Greater focus on commercial real estate lending relationships Use of participations to other lenders

Strategies to Build Franchise Value Continue to improve operating leverage in Mortgage Banking Add experienced loan originators in both new and existing markets Expanded program selling loans to non-GSEs Use of technology and third-party relationships to manage operating costs and improve profit margins Capital Management Continue stock buyback program which to-date has repurchased $2.5 million of RNDB stock Remaining authorization amounts to 425,000 shares Stay disciplined in pricing (average per share cost to-date is $15.22, or 115% of current tangible book value per share)

Q & A